Exhibit 5.1

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www.dechert.com

July 1, 2010
Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30009
Re: Registration Statement on Form S-8
Gentlemen and Ladies:
We have acted as counsel for Inhibitex, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common stock, par value $0.001 per share (the “Common Stock”), proposed to be issued pursuant to a registration statement on Form S-8 (the “registration statement”) filed today with the Securities and Exchange Commission (the “SEC”).
The registration statement relates to the issuance and sale pursuant to the Inhibitex, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of an additional 3,800,000 shares of Common Stock (the “Registered Shares”).
As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is our opinion that the Registered Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.
Our opinion contained herein relates solely to the Delaware General Corporation Law, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.
Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the registration statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose
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Inhibitex, Inc.
July 1, 2010

consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the SEC.
Very truly yours,
Dechert LLP